                               30,855,983 Shares
                                 WORLDCOM, INC.


                                  Common Stock

                                ($.01 par value)




                             UNDERWRITING AGREEMENT




                                         August 17, 1995


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
As representative of the
  several underwriters
  named in Schedule I hereto
c/o Donaldson, Lufkin & Jenrette
  Securities Corporation
140 Broadway
New York, New York  10005

Ladies and Gentlemen:

                 WorldCom, Inc., a Georgia corporation (the "Company"), and Metromedia Company, a Delaware general partnership (the "Selling Shareholder"), confirm their agreement with each other and Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), for itself and on behalf of the several underwriters named in Schedule I hereto (the "Underwriters") as their representative, as follows:

                 1. The Shares. Subject to the terms and conditions herein set forth, the Selling Shareholder proposes to sell to the Underwriters an aggregate of 30,855,983 shares (the "Shares") of Common Stock, $.0l par value per share, of the Company (the "Common Stock").

                 2. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 (No. 33-67340), including a prospectus relating to the Shares. The registration statement, as amended at the time it became effective or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including in each case the registration statement filed pursuant to Rule 462(b) under the Act (the "Rule 462 Registration Statement") and all documents incorporated or deemed to be incorporated by reference therein, financial statements and exhibits and the information (if any) contained in a prospectus that is deemed to be a part of the registration statement at the time of its effectiveness pursuant to Rule 434 under the Act, is hereinafter referred to as the "Registration Statement," and the prospectus (including any prospectus subject to completion meeting the requirements of Rule 434(c) under the Act provided by the Company with any term sheet meeting the requirements of Rule 434(c) as the prospectus provided to meet the requirement of Section 10(a) of the Act), together with the prospectus supplement relating to the sale of the Shares (the "Prospectus Supplement"), in the form first used to confirm sales of the Shares, whether or not filed with the Commission pursuant to Rule 424(b) under the Act, and including all documents incorporated or deemed to be incorporated by reference therein, is hereinafter referred to as the "Prospectus." As used herein, the term "Incorporated




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
Documents" means the documents that at the time are incorporated by reference in the registration statement, the Registration Statement, any prospectus, the Prospectus or any amendment or supplement thereto.

                 3. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions hereof, (i) the Selling Shareholder agrees to sell to the Underwriters the Shares at a price per Share of $30.25, less an underwriting discount of $1.00 per share; and (ii) each Underwriter agrees, severally and not jointly, to purchase from the Selling Shareholder, at the price per Share as set forth above, the number of Shares set forth opposite its name on
Schedule I hereto.

                 The Selling Shareholder agrees not to offer, sell, contract to sell, grant any option to purchase, or otherwise dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or in any other manner transfer all or a portion of the economic consequences associated with the ownership of Common Stock, except to the Underwriters pursuant to this Agreement, for a period of 90 days after the date of the Prospectus without the prior written consent of DLJ, which consent will not be unreasonably withheld.

                 4. Delivery and Payment. Delivery to the Underwriters of and payment for the Shares shall be made at 10:00 A.M., New York City time, on Wednesday, August 23, 1995 (such time and date being referred to as the "Closing Date") at the office of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York. The Closing Date and the location of delivery of and the form of payment for the Shares may be varied by agreement between the Underwriters and the Selling Shareholder upon written notice delivered at least two business days prior thereto to the Company.





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                 Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than 9:30 A.M., New York City time, on the second business day prior to the Closing Date and shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date. Certificates in definitive form evidencing the Shares shall be delivered to you on the Closing Date with any transfer taxes payable in connection with the transfer thereof duly paid by the Selling Shareholder, for the account of the Underwriters against payment therefor by certified or official bank check or checks payable in federal or similar same day funds to the order of the Selling Shareholder or wire transfer to an account or accounts designated by the Selling Shareholder not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date.

                 5. Agreements of the Company. The Company agrees with the Underwriters and the Selling Shareholders that:

                 (a) The Company will file the Rule 462 Registration Statement prior to 10:00 A.M. New York City time on August 18, 1995. The Company will comply fully and in a timely manner with the applicable provisions of Rule 424 and Rule 434 under the Act.

                 (b) It will advise you and the Selling Shareholder promptly and, if requested by you, confirm such advice in writing, (i) if and when the Prospectus is sent for filing pursuant to Rule 424 under the Act (including any term sheet within the meaning of Rule 434 under the Act), when the Rule 462 Registration Statement is filed and becomes effective, and when any post-effective amendment to the Registration Statement becomes effective, (ii) of the receipt of any comments from the Commission that





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
         relate to the Registration Statement or requests by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by the Commission or any state securities commission or other regulatory authority, and (iv) of the happening of any event during the period referred to in paragraph (e) below which makes any statement of a material fact made in the Registration Statement (as amended or supplemented from time to time) untrue or which requires the making of any additions to or changes in the Registration Statement (as amended or supplemented from time to time) in order to make the statements therein not misleading or that makes any statement of a material fact made in the Prospectus (as amended or supplemented from time to time) untrue or which requires the making of any additions to or changes in the Prospectus (as amended or supplemented from time to time) in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of the shares under any State securities or Blue Sky laws, the Company shall use every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

                 (c) It will furnish to you and the other Underwriters such number of conformed copies of the Registration Statement as filed with the Commission





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
         and of each amendment to it, without exhibits, as the Underwriters may reasonably request.

                 (d) It will not file any amendment or supplement to the Registration Statement or make any amendment or supplement to the Prospectus (including the issuance or filing of any term sheet within the meaning of Rule 434 under the Act) of which you shall not previously have been advised and provided a copy of prior to the filing thereof or to which you shall reasonably object; and it will prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus (including the issuance or filing of any term sheet within the meaning of Rule 434 under the Act) which may be necessary or advisable in connection with the distribution of the Shares by the Underwriters, and will use its best efforts to cause the same to become effective as promptly as possible.

                 (e) From time to time thereafter for such period as, in the reasonable opinion of counsel for the Underwriters, a prospectus is required by the Act to be delivered in connection with sales by the Underwriters or a dealer, it will furnish to the Underwriters and each dealer without charge as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as the Underwriters or such dealer may reasonably request for the purposes contemplated by the Act. The Company consents to the use of the Prospectus and any amendment or supplement thereto by the Underwriters or any dealer, both in connection with the offering or sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection therewith.





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                 (f)      If during the period specified in paragraph (e) any
         event shall occur as a result of which it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing as of the date the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with the Act, it will, as promptly as practicable, prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not, in the light of the circumstances existing as of the date the Prospectus is so delivered, be misleading, and will comply with the Act, and will furnish to the Underwriters and to such dealers as the Underwriters shall specify without charge such number of copies thereof as the Underwriters or such dealers may reasonably request.

                 (g) Prior to any public offering of the Shares, it will cooperate with the Underwriters and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as the Underwriters may reasonably request (provided, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to take any action that would subject it to general consent to service of process in any jurisdiction in which it is not now so subject). The Company will continue such qualification in effect so long as required by law for distribution of the Shares and will file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification (provided, that the Company shall not be obligated to take any





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
         action that would subject it to general consent to service of process in any jurisdiction in which it is not now so subject).

                 (h) It will mail and make generally available to its security holders as soon as reasonably practicable and for the time period specified by Rule 158 under the Act a consolidated earnings statement which shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder.

                 (i) It will use every reasonable effort to do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent to the delivery of the Shares to be satisfied by it.

                 6. Payment of Expenses. The Company agrees with you that it will pay and be responsible for all costs, expenses and fees in connection with (i) the printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), each Prospectus, preliminary prospectus and all amendments and supplements to any of them, (ii) the registration with the Commission and the delivery of the Shares,
(iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the jurisdictions referred to in Section 5(g) hereof (including, in each case, any filing fees in connection therewith and the reasonable fees and expenses of counsel (not to exceed $15,000) relating to such registration or qualification), (iv) furnishing (including postage, air freight charges and charges for counting and packaging) such copies of the Registration Statement, Prospectus and preliminary prospectus, and all amendments and supplements to any of them, as may be reasonably requested for use in connection with the offering or sale of the Shares by the Underwriters or by dealers to whom





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

Shares may be sold, (v) any filing fees incurred in connection with the filing, registration and clearance with the National Association of Securities Dealers, Inc. in connection with the offering of the Shares (and excluding any expenses of counsel for the Underwriters relating thereto), (vi) the printing of this Agreement and any memoranda describing state securities or Blue Sky laws and
(vii) the performance by the Company of its other obligations under this Agreement, the cost of its personnel and other internal costs, including (without limitation) the cost of printing and engraving the certificates representing the Shares, and all expenses incident to the sale and delivery of the Shares to the Underwriters; provided, that the Company shall have no liability or obligation with respect to any fees or expenses of counsel to the Underwriters, except as provided in clause (iii) above, or for any costs of personnel or other internal costs of the Underwriters or the Selling Shareholder or for any taxes in connection with the transactions contemplated hereby; and provided further, that the Underwriters agree to reimburse the Company on the Closing Date for overtime printing expenses incurred in printing the Prospectus Supplement. No provision of this Agreement shall be deemed to increase any liability or obligation of the Company with respect to any costs, fees, expenses, liabilities or obligations of the Selling Shareholder or its controlling persons pursuant to that certain Registration Rights Agreement between Resurgens Communications Group, Inc. and the Selling Shareholder dated as of May 10, 1993 (the "Registration Rights Agreement"), or otherwise to affect the Company adversely with respect thereto. Notwithstanding the Registration Rights Agreement, the Selling Shareholder and the Company agree that the fees and expenses of counsel for the Selling Shareholder in excess of $50,000 shall be borne by the Selling Shareholder.





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
                 7.       Representations and Warranties.

                 (a) The Company represents and warrants to the Underwriters and the Selling Shareholder as follows:

                          (i) The Company and the transactions contemplated by this Agreement meet the requirements for using Form S-3 under the Act. When the Registration Statement became effective, when the Rule 462 Registration Statement becomes effective and at the date of the Prospectus Supplement, including at the date of any post-effective amendment, the Registration Statement and the Rule 462 Registration Statement complied and will comply in all material respects with the provisions of the Act, and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus (and any supplements or amendments thereto) will at any such time comply in all material respects with the Act and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (i) shall not apply to statements in or omissions from the Registration Statement or the Prospectus (or any supplement or amendment to them) based upon and conforming with (a) any information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter expressly for use therein or (b) any Selling Shareholder Information (as defined in Section 11 hereof). The Company acknowledges for all





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         purposes under this Agreement (including this paragraph and Section 8 hereof) that the statements set forth under the last paragraph on the cover page of the Prospectus Supplement, the last two paragraphs on the inside cover page of the Prospectus Supplement and the caption "Underwriting" in the Prospectus constitute the only written information (the "Underwriter Information") furnished to the Company by or on behalf of any Underwriter for use in the Registration Statement or the Prospectus (or any amendment or supplement to them) and that the Underwriters shall not be deemed to have provided any information (and therefore are not responsible for any statement or omission) pertaining to any arrangement or agreement with respect to any party other than the Underwriters. No contract or document of a character required to be described in the Registration Statement, the Prospectus or an Incorporated Document or to be filed as an exhibit to the Registration Statement or an Incorporated Document is not described or filed as required by applicable law.

                          (ii) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed) contained an





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
         untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                          (iii) The Company and each of its Material
         Subsidiaries has been duly organized, each is validly existing as a corporation in good standing under the laws of its jurisdiction of organization (where such concept is applicable) and has the corporate power and authority to carry on its business as it is currently being conducted (and, in the case of the Company, to execute, deliver and perform this Agreement) and to own, lease and operate its properties, except where the failure to be in good standing or have such power would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the business, results of operations, financial condition or prospects of the Company and its subsidiaries, taken as a whole ("Material Adverse Effect"). Each of the Company and its Material Subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or in good standing would not, singly or in the aggregate, have a Material Adverse





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         Effect.  As used herein, "Material Subsidiary" means WorldCom Network
         Services, Inc. and IDB WorldCom Services, Inc. The assets of the Company and the Company's Material Subsidiaries (i) constitute at least 80% of the total assets of the Company and its subsidiaries considered as one enterprise and (ii) produced at least 80% of the operating revenues of the Company and its subsidiaries considered as one enterprise in the last fiscal year, in each case determined in accordance with generally accepted accounting principles.

                          (iv) All of the issued and outstanding shares of capital stock of, or other ownership interests in, each Material Subsidiary of the Company have been duly authorized and validly issued, and are owned, directly or through its subsidiaries, by the Company. All such shares or other ownership interests in each Material Subsidiary are fully paid and nonassessable, and are owned free and clear of any security interest, mortgage, pledge, claim, lien or encumbrance of any nature (each, a "Lien"). There are no outstanding subscriptions, rights, warrants, options, calls, convertible or exchangeable securities, commitments of sale, or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interests in, any such Material Subsidiary.

                          (v) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization"; all the shares of issued and outstanding Common Stock, including the Shares to be purchased by the Underwriters from the Selling Shareholder,

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         have been duly authorized and validly issued, are fully paid and nonassessable and are not subject to any preemptive or similar rights; and the capital stock of the Company, including without limitation the Common Stock and the preferred stock of the Company, conforms in all material respects to all statements relating thereto in the Prospectus and the Registration Statement.

                          (vi) Neither the Company nor any of its subsidiaries is in violation of or in default in the performance of any of its charter or bylaws or, in any instance where such violation or default would, singly or in the aggregate, have a Material Adverse Effect, any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject.

                          (vii) This Agreement has been duly and validly executed and delivered by the Company, and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms.

                          (viii) The execution and delivery of this Agreement by the Company, the performance of this Agreement by the Company and the consummation of the transactions contemplated by this Agreement by the Company will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default or cause an acceleration of any obligation under, (A) any of the respective charters or bylaws of the Company or any of its subsidiaries or (B) any bond, note, debenture or other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, or (C) any order of any court or governmental agency or authority entered in any proceeding to which the Company or any of its subsidiaries was or is a party or by which any of them is bound or (ii) violate or conflict with any applicable U.S. federal, state or local or any foreign law, rule, administrative regulation or ordinance (including, without limitation, with respect to the Communications Act of 1934, as amended, and the published rules, regulations and orders of the Federal Communications Commission) or administrative or court decree applicable to the Company, any of its subsidiaries or their respective properties, except in each case as would not, singly or in the aggregate, have a Material Adverse Effect and except for state securities laws or the by-laws and rules of the National Association of Securities Dealers, Inc. or securities laws of foreign countries.

                          (ix) Except as disclosed in the Registration
         Statement or the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, pending against the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement or the Prospectus or which could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect, or materially and adversely to affect the performance of the Company's obligations pursuant to this Agreement and, to the best of the Company's knowledge, no such proceedings are contemplated or threatened. No action has been taken with respect to the Company or any of its subsidiaries, and no statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency which suspends the effectiveness of the Registration Statement, prevents or suspends the use of any preliminary prospectus or the Prospectus or suspends the sale of the Shares in any jurisdiction referred to in
         Section 5(g) hereof; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued with respect to the Company or any of its subsidiaries which would suspend the effectiveness of the Registration Statement, prevent or suspend the use of any preliminary prospectus or the Prospectus or suspend the sale of the Shares in any jurisdiction referred to in
         Section 5(g) hereof; no action, suit or proceeding before any court or arbitrator or any governmental body, agency or official (domestic or foreign) is pending against or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, which, if adversely determined, could reasonably be expected to invalidate this Agreement in any manner; and every request of the Commission, or any securities authority or agency of any jurisdiction, made to the Company for additional information (to be included in the Registration Statement or the Prospectus or otherwise) has been complied with in all material respects.

                                  (x) The firms of accountants that have
                 certified or shall certify the applicable consolidated financial statements and supporting schedules of the Company and other financial statements filed or to be filed with the Commission as part of the Registration Statement and the Prospectus or incorporated by reference therein are independent public accountants with respect to the Company and its subsidiaries, as required by the Act. The consolidated financial statements and such other financial statements, together with related schedules and notes, including the pro forma financial information, set forth or incorporated by reference in the Prospectus and the Registration Statement comply as to form in all material respects with the requirements of the Act. Such historical financial statements fairly present the consolidated financial position of the Company and its subsidiaries at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, in accordance with generally accepted accounting principles ("GAAP"), except as otherwise expressly stated therein, as consistently applied throughout such periods. The other financial and statistical information and data included in the Prospectus and in the Registration Statement are, in all material respects, accurately presented and prepared on a basis consistent with applicable financial statements and, where applicable, the books and records of the Company. The pro forma financial information has been accurately presented and prepared on a basis consistent with applicable financial statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis.

                          (xi) Except as disclosed in the Registration
         Statement or the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries, taken as a whole, nor entered into any transaction not in the ordinary course of business that is material to the Company and its subsidiaries, taken as a whole, (ii) there has been no decision or judgment or material development in any litigation adverse to the Company or any of its subsidiaries, which, singly or in the aggregate, could have a Material Adverse Effect and (iii) there has been no material adverse change in the financial condition or in the results of operations or business of the Company and its subsidiaries, taken as a whole (any of the above, a "Material Adverse Change").

                          (xii) Except as otherwise set forth in the Registration Statement or the Prospectus or as would not have a Material Adverse Effect, (i) the Company and its subsidiaries possess such licenses, certificates, authorizations, approvals, franchises, trademarks, service marks, permits and other rights issued by local, state, federal or foreign regulatory agencies or bodies (including, without limitation, those required by the Federal Communications Commission) (collectively, "Permits"), as are necessary to own, lease and operate the properties and to conduct the businesses of the Company and its subsidiaries; (ii) each of the Company and each of its subsidiaries has fulfilled and performed all of its material obligations with respect to such Permits; and (iii) neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Permit and no such Permits contain any restrictions that are materially burdensome to the Company or any of its subsidiaries.

                          (xiii) All tax returns required to be filed by the Company and its subsidiaries in any jurisdiction have been filed, other than those filings that are being contested in good faith and other than those filings the failure of which to make would not, singly or in the aggregate, have a Material Adverse Effect, and all taxes, including withholding taxes, penalties and interest, assessments, fees and other governmental charges shown thereon due or otherwise assessed in writing from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest and other than those taxes the failure of which to pay would not have, singly or in the aggregate, a Material Adverse Effect.

                          (xiv) Except for such violations which singly or in the aggregate would not have a Material Adverse Effect, neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic Substances or wastes, pollutants or contaminants ("Environmental Laws").

                          (xv) Except as otherwise set forth in the Registration Statement or the Prospectus, the Company and each of its subsidiaries has good and marketable title, free and clear of all Liens, to all property and assets described in the Registration Statement or the Prospectus as being owned by it, except Liens for taxes not yet due and payable and Liens which, singly and in the aggregate, would not have a Material Adverse Effect and which secure indebtedness described in the Prospectus or were entered into in the ordinary course of business in connection with other leasing and financing transactions. All leases to which the Company or any of its subsidiaries is a party are valid and binding except where the failure to be valid and binding would not, singly or in the aggregate, have a Material Adverse Effect, and no default has occurred or is continuing thereunder which might singly or in the aggregate have a Material Adverse Effect, and the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such subsidiary.

                          (xvi) The Company and each subsidiary maintain reasonable and customary insurance covering their properties, operations, personnel and businesses or is self-insured as is reasonable and customary under industry practices.

                          (xvii) Neither the Company nor any subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                          (xviii) No holder of any security of the Company, other than the Selling Shareholder, has any right to require registration of shares of Common Stock or any other security of the Company under the Registration Statement.

                          (xix) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                          (xx) The Company and its subsidiaries possess the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Intellectual Property") presently employed by them in connection with the businesses now operated by them, except for failures to possess Intellectual Property that, singly or in the aggregate, would not have a Material Adverse Effect and, except as disclosed in the Registration Statement or Prospectus, neither the Company nor any of the subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to the foregoing. The use of such Intellectual Property in connection with the business and operations of the Company and its subsidiaries does not, to the Company's knowledge, infringe on the rights of any person, except for infringements which, if proven, would not, singly or in the aggregate, have a Material Adverse Effect or are disclosed in the Registration Statement or the Prospectus.

                          (xxi) The Common Stock, including the Shares, is included on the Nasdaq National Market.

                          (xxii) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

                          (xxiii) Except as would not have a Material Adverse Effect, the Company and its subsidiaries are in compliance with the Communications Act of 1934, as amended, and with the published rules, regulations and orders of the Federal Communications Commission including, but not limited to, tariffs; except as, singly or in the aggregate, would not have a Material Adverse Effect, the Company and its subsidiaries have made all necessary filings with the Federal Communications Commission to operate the businesses identified in the Prospectus, as operated by them and are in compliance therewith.

                 (b) The Selling Shareholder represents and warrants to, and agrees with, the Underwriters and the Company as follows:

                                  (i) The execution, delivery and performance
                 of this Agreement by the Selling Shareholder and the sale of Shares, and the performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach of any of the terms or provisions, or constitute a default or cause an acceleration of any obligation under, (A) the organizational documents of the Selling Shareholder or (B) any bond, note, debenture or other evidence of indebtedness or any indenture, mortgage, deed of trust or other material contract, lease, or other instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound, or to which any of the property or assets of the Selling Shareholder is subject, or (C) any order of any court or governmental agency or authority entered in any proceeding to which the Selling Shareholder was or is a party or by which the Selling Shareholder is bound or (ii) (solely with respect to actions by the Selling Shareholder) violate or conflict with any applicable U.S. federal, state or local law, rule, administrative regulation or ordinance or administrative or court decree applicable to the Selling Shareholder or its property, except in each such case as would not, singly or in the aggregate, have a material adverse effect on the business, results of operations, financial condition or prospects of the Selling Shareholders; provided, however, that no representation or warranty is made with respect to U.S. federal securities laws or the securities laws of any state or other jurisdiction.

                                  (ii) The Selling Shareholder has on the date
                 of this Agreement (except for the
         pledge pursuant to that certain Credit Agreement dated as of April 11, 1994 between the Selling Shareholder and Chemical Bank, as amended) and will have at the Closing Date good and marketable title to the Shares to be sold by the Selling Shareholder to the Underwriters, free and clear of any Lien other than pursuant to this Agreement; and upon delivery to the Underwriters of the Shares to be sold by the Selling Shareholder hereunder and payment of the purchase price therefor by the Underwriters as herein contemplated, the Underwriters will receive good and marketable title to the Shares purchased by them from the Selling Shareholder, free and clear of any Lien other than any Lien created by or resulting from the Underwriters.

                          (iii) All authorizations, approvals and consents necessary for the execution, delivery and performance by the Selling Shareholder of this Agreement, and the sale and delivery by the Selling Shareholder to the Underwriters of the Shares to be sold by the Selling Shareholder hereunder (other than such authorizations, approvals or consents as may be necessary under the Act or state securities laws or the by-laws and rules of the National Association of Securities Dealers, Inc. in each case, as to which the Selling Shareholder makes no representation or warranty) have been obtained and are in full force and effect; and the Selling Shareholder has all requisite right, power and authority to enter into and perform its obligations under this Agreement and to sell, transfer and deliver the Shares to be sold by the Selling Shareholder to the Underwriters hereunder.

                          (iv) The Selling Shareholder Information (as defined in Section 11) does not, and will not on the Closing Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                          (v) The Selling Shareholder has not taken, and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement, and, other than as permitted by the Act, the Selling Shareholder has not distributed and will not distribute any Prospectus or other offering material in connection with the offering and sale of the Shares.

                          (vi) At any time during the period described in
         Section 5(e) hereof, if there is any change in the information referred to in Section 7(b)(iv) above, the Selling Shareholder will promptly notify the Underwriters and the Company of such change.

                          (vii) The Selling Shareholder acknowledges for all purposes under this Agreement (including this paragraph and Section 8 hereof) that the Underwriter Information constitutes the only written information furnished to the Company by or on behalf of the Underwriters for use in the Registration Statement or the Prospectus (or any amendment or supplement to them) and that the Underwriters shall not be deemed to have provided any information (and therefore are not responsible for any statement or omission) pertaining to any arrangement or agreement with respect to any party other than the Underwriters.

         8.      Indemnification.

                 (a) The Company (but only with respect to claims and actions based on information other than any Selling Shareholder Information (as defined in Section 11 hereof) or any Underwriter Information) agrees to indemnify and hold harmless (i) the Underwriters and (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any of the Underwriters (any of the persons referred to in this clause
         (ii) being hereinafter referred to as a "controlling person") (any person referred to in clause (i) or (ii) may hereinafter be referred to as an "Indemnified Person") to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person in accordance with the provisions of this Section 8) directly or indirectly caused by, related to, based upon or arising out of, or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (including, in each case, any amendment or supplement thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent caused by (i) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished in writing to the Company by or on behalf of such Underwriter expressly for use therein and (ii), with respect to the sale of Shares by any Underwriter to any person, a failure by such Underwriter to give a copy of the Prospectus to such person within the time required by the Act (unless such failure was the result of the Company's failure to furnish to such Underwriter sufficient copies of the Prospectus on a timely basis) if, but only if, the untrue statement or alleged untrue statement or omission or alleged omission of a material fact was corrected in the Prospectus.

                 (b) The Selling Shareholder agrees to indemnify and hold harmless each Indemnified Person to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person in accordance with the provisions of this
         Section 8) directly or indirectly caused by, related to, based upon or rising out of, or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (including, in each case, any amendment or supplement thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, made in reliance upon or in conformity with Selling Shareholder Information (as defined in Section 11 hereof); provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent caused, with respect to the sale of Shares by any Underwriter to any person, by a failure by such Underwriter to give a copy of the Prospectus to such person within the time required by the Act if, but only if, the untrue statement or alleged untrue statement or omission or alleged omission of a material fact was corrected in the Prospectus. Notwithstanding the foregoing, the aggregate liability of the Selling Shareholder pursuant to this paragraph (b) shall be limited to an amount equal to the aggregate purchase price received by the Selling Shareholder from the sale of the shares hereunder.

                 (c) In case any action or proceeding (including any governmental investigation) shall be brought or asserted against any of the Indemnified Persons with respect to which indemnity may be sought against the Company or the Selling Shareholder, such Indemnified Person shall promptly notify the parties against whom indemnification is being sought (the "Indemnifying Persons") in writing (provided, that the failure to give such notice shall not relieve any of the Indemnifying Persons of its obligations or liabilities pursuant to this Agreement except to the extent that such failure results in the loss or compromise of any material rights or defenses as finally determined by a court of competent jurisdiction). Upon receiving such notice, the Company and the Selling Shareholder shall be entitled to participate in any such action or proceeding and to assume, at its sole expense, the defense thereof, with counsel reasonably satisfactory to such Indemnified Person (who shall not, except with the consent of the Indemnified Person, be counsel to any Indemnifying Person) and, after written notice from the Company to such Indemnified Person of its election so to assume the defense thereof within 10 business days after receipt of the notice from the Indemnified Person of such action or proceeding, the Company or the Selling Shareholder shall not be liable to such Indemnified Person hereunder for legal expenses of other counsel subsequently incurred by such Indemnified Person in connection with the defense thereof, other than reasonable costs of investigation, unless (i) the Company or the Selling Shareholder agree in writing to pay such fees and expenses, (ii) the Company or the Selling Shareholder shall have failed promptly to assume such defense or to employ counsel reasonably satisfactory to such Indemnified Person or
         (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Person and an Indemnifying Person or an affiliate of an Indemnifying Person, and such Indemnified Person shall have been advised by counsel either (x) that there may be one or more legal defenses available to such Indemnified Person that are different from or additional to those available to such Indemnifying Person or such affiliate or (y) a conflict may exist between such Indemnified Person and such Indemnifying Person or such affiliate (in which case, if such Indemnified Person notifies the Company or the Selling Shareholder in writing, the Company or the Selling Shareholder shall not have the right to assume the defense thereof), it being understood, however, that the Indemnifying Persons shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Persons. An Indemnifying Person shall not be liable for any settlement of any such action or proceeding effected without the prior written consent of such Indemnifying Person, but if settled with the prior written consent of such Indemnifying Person, such Indemnifying Person agrees to indemnify and hold harmless any Indemnified Person from and against any loss, claim, damage, liability or expense by reason of any such settlement. The Indemnifying Persons shall not, without your prior written consent, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all liability arising out of such action, claim, litigation or proceeding.

                 (d) The Underwriters agree, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers who sign the Registration Statement, the directors and officers of the Company, the Selling Shareholder, and any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange
         Act) the Company or the Selling Shareholder, to the same extent as the foregoing indemnity from the Company and the Selling Shareholder to each of the Indemnified Persons, but only with respect to claims and actions based on any Underwriter Information. In case any action or proceeding (including any governmental investigation) shall be brought or asserted against the Company, any of its directors, any such officer, any such controlling person or the Selling Shareholder in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing sentence, the Underwriter shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, its directors, any such officers and each such controlling person and the Selling Shareholder shall have the rights and duties given to the Indemnified Person by Section 8(c) above.

                 (e) If the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party(ies), on the one hand, and the indemnified party(ies), on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause
         (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party(ies) and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Company or the Selling Shareholder, on the one hand, or by the Underwriters, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this paragraph (e), the Selling Shareholder shall not be required to contribute any amount under this paragraph (e) in excess of the amount by which the aggregate purchase price received by the Selling Shareholder from the sale of the Shares hereunder exceeds the aggregate amount such Selling Shareholder has otherwise paid pursuant hereto and to Section 8(b). The indemnity and contribution obligations set forth herein of any party shall be in addition to any liability or obligation such party may otherwise have to the other.

                 The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, the Underwriters (and their related Indemnified Persons) shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the total underwriting discount applicable to the Shares purchased by the Underwriters exceeds the amount of any damages which the Underwriters (and their related Indemnified Persons) have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8(e) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

                 9. Conditions to Underwriters' Obligations. The several obligations of the Underwriters to purchase the Shares pursuant to this Agreement are subject to the satisfaction of each of the following conditions:

                 (a) All the representations and warranties of the Company and the Selling Shareholder contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same force and effect as if made on and as of the Closing Date. The Company and the Selling Shareholder shall have performed or complied in all material respects with all of their agreements herein contained and required to be performed or complied with by them at or prior to the Closing Date.

                 (b) The Rule 462 Registration Statement shall have been filed and become effective no later than 10:00 A.M. on August 18, 1995. At the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or threatened by the Commission, every request for additional information on the part of the Commission shall have been complied with in all material respects, and no stop order suspending the sale of the Shares in any jurisdiction referred to in Section 5(g) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

                 (c) No action shall have been taken and no statute, rule or regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the sale of the Shares; no injunction, restraining order or order of any nature by a U.S. federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the sale of the Shares; except as disclosed in the Prospectus, on the Closing Date, no action, suit or proceeding shall be pending against, or, to the knowledge of the Company or the Selling Shareholder, threatened against, the Company or any of its subsidiaries or the Selling Shareholder before any court or arbitrator or any governmental body, agency or official which, if adversely determined, would interfere with or adversely affect the sale of the Shares or could reasonably be expected to have a Material Adverse Effect, or in any manner invalidate this Agreement or the sale of the Shares.

                 (d) Except as disclosed in the Registration Statement or the Prospectus, (i) since the date of the latest balance sheet included in or incorporated by reference into the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, or prospects, whether or not arising in the ordinary course of business, of the Company and its subsidiaries taken as a whole, (ii) since the date of the latest balance sheet included in or incorporated by reference into the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the capital stock or long-term debt, or material increase in short-term debt, of the Company and its subsidiaries taken as a whole and (iii) the Company and its subsidiaries shall have no liability or obligation, direct or contingent, that is material to the Company and its subsidiaries, taken as a whole, and is required to be disclosed on a balance sheet in accordance with GAAP and which is not so disclosed on the latest balance sheet included in or incorporated by reference in the Registration Statement.

                 (e) You shall have received a certificate of the Company, dated the Closing Date, executed in the name of and on behalf of the Company by the Chief Executive Officer and the principal financial or accounting officer of the Company, acting solely in their capacities as officers of the Company, confirming the matters expressly relating to the Company set forth in paragraphs (a), (b), (c) and (d) of this Section 9.

                 (f) All the representations and warranties of the Selling Shareholder contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date and the Underwriters shall have received a certificate of the Selling Shareholder, dated the Closing Date, executed by a Senior Executive Officer and its principal financial or accounting officer, in their capacities as officers of the Selling Shareholder, confirming the matters relating to the Selling Shareholder set forth in paragraph (a) and the last clause of paragraph (c) of this Section 9 and, to their knowledge, with respect to the first two clauses of paragraph (c) of this Section 9.

                 (g) You shall have received the opinions (reasonably satisfactory to the Underwriters and counsel for the Underwriters), dated the Closing Date, of Bryan Cave LLP, counsel for the Company, in the form set forth as Exhibit A hereto and P. Bruce Borghardt, General Counsel-Corporate Development of the Company, in the form set forth as Exhibit B hereto.

                 (h) You shall have received an opinion (satisfactory to the Underwriters and counsel for the Underwriters), dated the Closing Date, of counsel for the Selling Shareholder, to the effect that:

                          (i) the Selling Shareholder has the requisite power and authority to enter into and perform this Agreement; this Agreement has been duly and validly authorized by all necessary action by the Selling Shareholder and has been duly executed and delivered by the Selling Shareholder; the transactions contemplated by this Agreement have been duly and validly authorized by all necessary action by the Selling Shareholder;

                          (ii) the Selling Shareholder has full legal right, power and authority, and any approval required by law (other than any approval imposed by the Act and applicable state securities and Blue Sky laws), to sell, assign, transfer and deliver the Shares to be sold by it in the manner provided in this Agreement;

                          (iii) to such counsel's knowledge, the Selling Shareholder has good and marketable title to the Shares to be sold by the Selling Shareholder to the Underwriters, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity other than pursuant to this Agreement; and upon delivery to the Underwriters of the Shares to be sold by the Selling Shareholder and payment of the purchase price therefor by the Underwriters, the Underwriters will receive good and marketable title to the Shares purchased by it from the Selling Shareholder, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and

                          (iv) neither the sale of the Shares nor the performance of the Selling Shareholder's obligations pursuant to this Agreement will (A) conflict with, result in a breach or violation of, or constitute a default under the terms of any indenture or other agreement or instrument of which such counsel has knowledge to which the Selling Shareholder is a party or bound, or any statute, rule or regulation of which such counsel has knowledge to which the Selling Shareholder is subject, or to which any of the properties of the Selling Shareholder is subject, or any order of which such counsel has knowledge of any court or governmental agency or body having jurisdiction over the Selling Shareholder or any of its properties or (B) violate any of the provisions of the partnership agreement of the Selling Shareholder as in effect on the date of the opinion.

                 In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, counsel for the Company, representatives of the independent public accountants for the Company, representatives of the Selling Shareholder, representatives of the Underwriters and counsel for the Underwriters at which the contents of the Registration Statement, the Prospectus and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, on the basis of the foregoing, no facts have come to such counsel's attention that have led such counsel to believe that the Selling Shareholder Information in the Registration Statement (as amended or supplemented, if applicable), at the time such Registration Statement or any post-effective amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Selling

         Shareholder Information in the Prospectus as amended or supplemented, as of its date and the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need not express an opinion or belief with respect to the financial statements, schedules and other financial information included therein or excluded therefrom or included or excluded from the exhibits to the Registration Statement.

                 (i) The Underwriters shall have received on the Closing Date an opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom ("Skadden Arps"), counsel for the Underwriter, in form and substance reasonably satisfactory to the Underwriters.

                 (j) Skadden Arps shall have been furnished with such documents (including, without limitation, evidence reasonably satisfactory to it of the release of the security interest of Chemical Bank in shares of Common Stock pledged to it by the Selling Shareholder in connection with that certain Credit Agreement dated as of April 11, 1994 between the Selling Shareholder and Chemical Bank, as amended) and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 9 and in order to evidence the accuracy, completeness or satis-faction in all material respects of any of the representations, warranties or conditions herein contained.

                 (k) The Underwriters shall have received letters on and as of the date hereof as well as on and as of the Closing Date (in the latter case constituting an affirmation of the statements set forth in the former, based on limited procedures), in form and substance satisfactory to the Underwriters, from Arthur Andersen LLP, Deloitte & Touche LLP and Ernst & Young LLP, independent public accountants, with respect to the financial statements and certain financial information contained and incorporated by reference in the Registration Statement and the Prospectus.

                 (l) Prior to the Closing Date, the Company and the Selling Shareholder shall have furnished to the Underwriters or caused to be furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

                 (m) Prior to the Closing Date, the Selling Shareholder shall have converted into or exercised for Common Stock all securities described on the cover of the Prospectus Supplement as being converted or exercised.

                 (n) The Company and the Selling Shareholder shall not have failed at or prior to the Closing Date to perform or comply in all material respects with any of the agreements herein contained and required to be performed or complied with by the Company and the Selling Shareholder at or prior to the Closing Date.

                 10. Effective Date of Agreement, Defaults and Termination. This Agreement shall become effective upon the execution of this Agreement.

                          This Agreement may be terminated at any time prior to the Closing Date by the Underwriters by written notice to the Company and the Selling Shareholder if any of the following has occurred: (i) subsequent to the date of this Agreement, any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or prospects of the Company or any of its subsidiaries, which would, in the Underwriters' judgment, make it impracticable or inadvisable to market the Shares, or to enforce contracts for the sale of the Shares,
         (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or material adverse change in the financial markets of the United States or elsewhere, if the effect of such outbreak, escalation, calamity, crisis or change in such financial markets would, in the Underwriters' judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iii) any suspension of trading generally in securities on the New York Stock Exchange or in the NASDAQ National Market or limitation on prices for securities on any such exchange or market, (iv) any declaration of a general banking moratorium by federal or New York state authorities, (v) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority (any of the foregoing, a "Regulation Event") which, in the Underwriters' judgment, materially and adversely affects, or will materially and adversely affect, the business or operations of the Company or any Subsidiary other than a Regulation Event which is the result of a Regulation Event pending as of the date hereof and (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs that in the Underwriters' judgment has a material adverse effect on the financial markets in the United States, and would, in the Underwriters' judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares.

                 If on the Closing Date, any of the Underwriters shall fail or refuse to purchase the Shares which it has agreed to purchase hereunder on such date, each non-defaulting Underwriter shall be obligated, in the proportion which the number of Shares set forth opposite its name in Schedule I hereto bears to the total number of Shares which all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. In such case, either you or the Selling Shareholder may postpone the Closing Date for not longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve a defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

                 The indemnities and contribution provisions and the other agreements, representations and warranties of the Company and the Selling Shareholder and of the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters or by or on behalf of the Company or the Selling Shareholder or the officers or directors of the Company or the Selling Shareholder or any controlling person of the Company or the Selling Shareholder, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

                 Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it agrees to pay pursuant to Section 6 hereof.

                 Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Shareholder, the Underwriters, any indemnified party referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The terms "successors and assigns" shall not include a purchaser of any of the Shares from the Underwriters merely because of such purchase.

                 11. Further Agreements of the Selling Shareholder. The Selling Shareholder agrees with the Underwriters and the Company:

                 (a) To pay or cause to be paid its own underwriting discounts and commissions, and all of its costs, fees and expenses incident to the performance of this Agreement, including any taxes, other than any fees and expenses borne by the Company pursuant to the Registration Rights Agreement, as modified by Section 6 hereof.

                 (b) To take all reasonable actions in cooperation with the Company and the Underwriters to do and perform all things to be done by the Selling Shareholder pursuant to this Agreement prior to the Closing Date or reasonably requested by the Company in connection herewith and to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement.

                 (c) prior to any public offering of the Shares, the Selling Shareholder will cooperate with the Underwriters and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as the Underwriters may reasonably request, and will continue such qualification in effect so long as reasonably required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Selling Shareholder shall not be required to take any action that would subject the Selling Shareholder to the general service of process in any jurisdiction where it is not now so subject.

                 (d) The Selling Shareholder agrees to deliver to the Underwriters prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other form as may be required by law).

                 (e) The Selling Shareholder acknowledges for all purposes under this Agreement (including Section 8 hereof) and the Registration Rights Agreement (including Section 1.6 thereof) that the first paragraph on the cover page of the Prospectus Supplement other than the phrase ", which conducts business under the name 'LDDS WorldCom,'", the statements set forth in the Prospectus Supplement under the caption "Prospectus Supplement Summary -- The Offering -- Concurrent Events" limited to "In connection with the Offering, Metromedia will exercise the Metromedia Warrants to acquire 3,106,976 shares of WorldCom Common Stock and will convert the Series 1 Preferred Shares into 21,876,976 shares of WorldCom Common Stock pursuant to the terms of the Series 1 Preferred Stock. Metromedia will receive a one-time, non-recurring payment of $15.0 million" and the second paragraph therein, but only insofar as it is a statement of the current intent of John W. Kluge and the directors referred to therein, the first two paragraphs on the cover page of the prospectus contained in the Registration Statement at the time it became effective other than the phrase "other than . . . fees and expenses of counsel . . . to the Selling Stockholder" and the statements set forth under the captions "Selling Stockholder" and "Plan of Distribution" other than the phrase "other than . . . fees and expenses of counsel . . . to the Selling Stockholder" in the prospectus contained in the Registration Statement at the time it became effective have been furnished by the Selling Shareholder in writing expressly for use in the Registration Statement and the Prospectus (such information constituting the "Selling Shareholder Information").

                 (f) The Selling Shareholder hereby agrees to indemnify and hold harmless (in the manner and the same extent as set forth in Section 1.6(a) of the Registration Rights Agreement) the Company, and each director of the Company, each officer of the Company, and each other person who controls the Company within the meaning of the Act, as contemplated by Section 1.6(b) of the Registration Rights Agreement.

                 12. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to it at 515 East Amite Street, Jackson, MS 39201, Attention: Chief Financial Officer with a copy to WorldCom, Inc. at 10777 Sunset Office Drive, Suite 330, St. Louis, MO 63127, Attention: P. Bruce Borghardt, (b) if to the Underwriter, to Donaldson, Lufkin & Jenrette Securities Corporation, 140 Broadway, New York, New York 10005, Attention: Syndicate Department, in each case, with a copy to Skadden, Arps, Slate, Meagher & Flom at 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, Attention: Nicholas P. Saggese, (c) if to the Selling Shareholder, to it at Metromedia Company, One Meadowlands Plaza, East Rutherford, N.J. 07073,
Attention: General Counsel, with a copy to Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, N.Y. 10019 Attention: James
M. Dubin, or in any case to such other address as the person to be notified may have requested in writing.

                 13. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK.

                 This Agreement may be signed in various counterparts which together shall constitute one and the same instrument. Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Shareholder and the Underwriters.

                                           Very truly yours,

                                           WORLDCOM, INC.


                                           By:   /s/ Scott D. Sullivan
                                                Name: Scott D. Sullivan
                                                Title: Treasurer, Chief
                                                Financial Officer

                                           METROMEDIA COMPANY
                                           a Delaware general partnership


                                           By: /s/ Silvia Kessel
                                                Name: Silvia Kessel
                                                Title: Senior Vice President



The foregoing Underwriting Agreement
is hereby confirmed and accepted
as of the date first above written.

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
Acting on behalf of itself
and the several Underwriters
named in Schedule I hereto.

By: /s/ Warren C. Woo
   Name: Warren C. Woo
   Title: Managing Director

                                   SCHEDULE I



                                                                Number of Shares of
                                                            Common Stock to be purchased
                                                            ----------------------------
  Donaldson, Lufkin & Jenrette Securities                             27,405,983
  Corporation

  Lehman Brothers                                                        460,000

  Bear, Stearns & Co., Inc.                                              460,000

  Deutsche Morgan Grenfell/C.J. Lawrence Inc.                            460,000

  Lazard Freres & Co. LLC                                                460,000

  Advest, Inc. Co.                                                       230,000
  First Manhattan Co.                                                    230,000

  Furman Selz Incorporated                                               230,000

  Ladenburg, Thalmann & Co. Inc.                                         230,000

  Legg Mason Wood Walker Incorporated                                    230,000

  The Robinson-Humphrey Company, Inc.                                    230,000

  Tucker Anthony Incorporated                                            230,000
                                                                      ----------
  Total                                                               30,855,983
                                                                      ==========


                                                                       EXHIBIT A

                           OPINION OF BRYAN CAVE LLP

                 (i) the Company (A) is a corporation validly existing under the laws of the State of Georgia, and (B) has the corporate power and authority to own, lease and operate its material properties and to conduct its business in all material respects as described in the prospectus;

                 (ii) the authorized Common Stock of the Company conforms as to legal matters in all material respects to the description thereof contained under Item 5(b) of the Company's Current Report on Form 8-K dated August 14, 1995 (filed August 14, 1995); provided that no opinion is rendered with respect to the authorization, validity of issuance or assessability of, or number of shares of, any capital stock of the Company;

                 (iii) the Registration Statement has become effective under the Act; any required filing of the prospectus, and any supplements thereto, pursuant to Rule 424(b) have been made in the manner and within the time period required by Rule 424(b); and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings therefor are pending or have been initiated or threatened in writing by the Commission;

                 (iv) no authorization, approval, consent or order of any U.S. court or Federal governmental authority or agency that such counsel would, in its experience, recognize as directly applicable to the Company, is required to be obtained by the Company in connection with the sale by the Selling Shareholder of the Shares to the Underwriters, except (a) such as may be required under the Act and (b) such as may be required by the NASD or under the state securities or Blue Sky laws or regulations of any jurisdiction in the United States in connection with the purchase and distribution of the Shares by the Underwriters; and

                 (v) neither the sale of the Shares nor the performance of the Company's obligations pursuant to the Underwriting Agreement will, to the knowledge of such counsel, violate any of the provisions of the Amended and Restated Articles of Incorporation or bylaws of the Company as in effect on the date of the opinion.

                 Such counsel need not express any opinion or belief as to the financial statements, schedules and other financial, statistical or accounting data included in, or incorporated by reference into, the Registration Statement or the Prospectus. In addition, such counsel need not express any opinion or belief as to matters subject to the jurisdiction of the Federal Communications Commission, state public utility commissions, or any other communications or similar regulatory authorities. Such counsel may acknowledge that such counsel does not assume responsibility for the accuracy, completeness or fairness of any statements in the Registration Statement or any prospectus.

                 Such counsel may note that the phrase "to our knowledge" in paragraph (v) means that, during the course of our representation of the Company in connection herewith, we have requested information from the Company concerning the matters referred to, but no information has come to the attention of any lawyers in such firm devoting substantive attention to this transaction which has given us actual knowledge of the existence or absence of facts to the contrary; that such counsel has not undertaken any independent investigation of such factual matters, and that no inference should be drawn to the contrary from the fact of its representation of the Company.

                 Such opinion may contain such other qualifications or acknowledgements as may be reasonably appropriate and may rely on the opinions of local counsel with respect to matters of Georgia law.

                                                                       EXHIBIT B

                         Opinion of P. Bruce Borghardt


                the Company and each of its Material Subsidiaries (A) is a corporation validly existing and, if such concept is applicable, in good standing under the laws of its state of incorporation, and (B) has the corporate power and authority to own, lease and operate its material properties and to conduct its business in all material respects as described in the Prospectus;

                          (i)    the Company and each of its Material
Subsidiaries is duly qualified and, if such concept is applicable, in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified and in good standing would not have, singly or in the aggregate, a Material Adverse Effect;

                          (ii)   the Company has the corporate power to enter
into and perform this Agreement; this Agreement has been duly authorized by all necessary corporate action by the Company and has been duly executed and delivered by the Company;

                          (iii)  the authorized Common Stock of the Company
conforms as to legal matters in all material respects to the description thereof contained in the Registration Statement; the outstanding Common Stock, including the shares to be sold pursuant to the Prospectus, has been duly authorized and validly issued and shall be fully paid and nonassessable;

                          (iv)   except as may otherwise be set forth in the
Prospectus, all of the issued and outstanding shares of capital stock of each of the Company's Material Subsidiaries are owned (directly or indirectly) by the Company free and clear of any security interest in such shares of capital stock and, to my knowledge, any other Liens with respect to such capital stock;

                          (v)    no authorization, approval, consent or order
of any U.S. court or governmental authority or agency of the United States or any state therein (except as to matters subject to the jurisdiction of the Federal Communications Commission, state public utility commissions, or any other communications or similar regulatory authorities) that such counsel would, in its experience, recognize as directly applicable to the Company, is required to be obtained by the Company in connection with the sale by the Selling Shareholder of the Shares to the Underwriters, except (A) such as have been obtained under the Act, and (B) such as may be required by the NASD or under the state securities or Blue Sky laws or regulations of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters;

                          (vi)   to the knowledge of such counsel, (A) there
are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments to which the Company or any Material Subsidiary is a party or by which any of them may be bound that are required to be described in the Registration Statement, the Prospectus or the Incorporated Documents or to be filed as exhibits to the Registration Statement or the Incorporated Documents other than those described therein or filed as exhibits thereto, and (B) neither the Company nor any of its Material Subsidiaries is in material violation of its respective charter or bylaws;

                          (vii)   neither the sale of the Shares, nor the
performance of the Company's obligations pursuant to this Agreement will (A) to the knowledge of such counsel, and except as may otherwise not have, singly or in the aggregate, a Material Adverse Effect, (i) constitute a breach of or default under the terms of any indenture or other agreement to which the Company or its Material Subsidiaries is a party or bound which has been filed as an exhibit to a registration statement or report filed with the Commission,
(ii) result (except as to matters subject to the jurisdiction of the Federal Communications Commission, state public utility commissions, or any other communications or similar regulatory authorities) in the violation of any statute, rule or regulation duly adopted by any federal or state government in the United States or any agency or body thereof that such counsel would, in its experience, recognize as directly applicable, to which the Company or any of its Material Subsidiaries is subject (provided, that, for purposes of this opinion (viii), such counsel need express no opinion with respect to (x) the NASD or state securities or Blue Sky laws or regulations of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters, or (y) the information contained in, or the accuracy, completeness or fairness of, the Prospectus or the Registration Statement or the compliance thereof as to form with the Act), (iii) result in the violation of any order applicable to the Company or any of its Material Subsidiaries of any U.S. court or governmental agency or body of the United States or any state therein having jurisdiction over the Company or its Material Subsidiaries, or
(B) violate any of the provisions of the charter or bylaws of the Company as in effect on the date of the opinion;

                          (viii)  except as disclosed in the Registration
Statement or the Prospectus, to the knowledge of such counsel, no holder of any security of the Company, other than the Selling Shareholder, has any right to require registration of shares of Common Stock, preferred stock or any other security of the Company under the Registration Statement;

                          (ix)    Such counsel shall confirm that it is not
aware of any current, pending or, to its knowledge, threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Material Subsidiaries or to which any of their respective properties is subject of a character required to be disclosed in the Registration Statement which is not so disclosed; and

                          (x)     With respect to the Shares, the Registration
Statement and the Prospectus (assuming the accuracy, completeness and fairness of the statements contained therein), as of its date, appeared on its face to comply in all material respects with the requirements as to form for registration statements on Form S-3 under the Act (except for financial statements, the notes thereto and related schedules and other financial, statistical and accounting data included or incorporated by reference therein or omitted therefrom, as to which no opinion need be expressed).

                 In addition, such counsel shall state that such counsel has participated in conferences at which the Registration Statement, the Prospectus and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and has not made any independent check or verification thereof, on the basis of the foregoing (relying as to materiality upon the statements of officers and other representatives of the Company and state officials), no facts have come to such counsel's attention that have led such counsel to believe that the Registration Statement (other than financial statements, the notes thereto and related schedules and other financial, statistical and accounting data included or incorporated therein, or omitted therefrom, as to which counsel need express no belief), as amended or supplemented, if applicable, at the time such Registration Statement or any post-effective amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than financial statements, the notes thereto and related schedules and other financial, statistical and accounting data included or incorporated therein, or omitted therefrom, as to which counsel need express no belief), as amended or supplemented, as of its date and the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that such counsel need not express an opinion or belief with respect to the financial statements, schedules and other financial, statistical and accounting data included or incorporated therein or excluded therefrom or included, incorporated or excluded from the Registration Statement, the Prospectus or the exhibits to the Registration Statement.

                 Such opinion may rely on other counsel